Exhibit 99.1

Your Way Summer 2020 Franklin Financial Services Corporation F&M TRUST Ahead. Working to ensure our clients and local communities can move forward confidently. IN THIS EDITION 2 Tim Talk Notes from the President 4 Investor News 2nd Quarter Review 5 Maintaining a Legacy Client Spotlight 6 Getting Into the Spirit The Positive Workplace 8 Helpful Ways COVID-19 Support Efforts MEMBER FDIC Equal Housing Lender Page 2 Banking Done Your Way 1.888.264.6116 fmtrust.bank

Tim Talk Shareholder Update Timothy (Tim) G. Henry President & CEO Going Above and Beyond for You Franklin Financial Services Corporation reported consolidated earnings of $3.1 million for the second quarter ended June 30, 2020, compared to second quarter 2019 earnings of $4 million. Similar to our first quarter, we continue to prepare the bank for the challenges ahead. The full economic effects of the pandemic may not be felt until late in the third quarter and into the fourth quarter, perhaps into 2021. While our credit remains sound, we anticipate an elevated potential for loan defaults. As such, we added another $2 million to our loan loss reserve, which reduced our earnings. At the same time, we know that we must also serve our shareholders by focusing on the long-term and positioning ourselves for future growth. To that end, the company is taking steps to minimize compression of its net interest margins, bolster fee income producing lines of business, conservatively grow our loan portfolio and build capital. We have not lost sight of the fact that financial hardship is an ongoing reality for many businesses and individuals. We have seen firsthand the challenges our customers are facing during this crisis, and we recognize that they are relying on us now more than ever. From helping local businesses stay afloat through the Paycheck Protection Program loans to supporting our customers with information and financial resources, our role as a community bank has never been more important. PAGE 2 SUMMER 2020 Franklin Financial Services Corporation F&M Trust

I am incredibly proud of this company and the efforts of our employees who continue to go above and beyond to serve our customers. Each day, I am inspired by their creativity, compassion and resilience. Finally, shareholders, it goes without saying that it is impossible to know what the future holds, but we will put all of our energy into looking forward, safely and with optimism. We believe that our dedication to our customers and our strong balance sheet will enable us to continue managing through this crisis from a position of strength. Thank you for your continued support and trust. Sincerely yours, Timothy G. Henry President & CEO Franklin Financial Services Corporation and F&M Trust. AHEAD. TOGETHER. It’s time to get moving again. Moving in one specific direction: ahead. Ahead puts the past behind us. Ahead is where what’s next is. It’s where things get better. Ahead is where we’re moving. We have the resources to help you move ahead, too. Let’s go there together. Your Way SUMMER 200 PAGE 3

2nd Quarter Financial Highlights

Dollars in thousands except per-share data / Unaudited

Selected Financial Data	Jun 30, 2020	Jun 30, 2019
Total Assets	$ 1,423,111	$ 1,252,141
Loans, Net	$ 995,583	$ 969,904
Deposits	$1,273,353	$ 1,113,049
Book Value per Common Share	$ 30.98	$ 28.21
Return on Average Assets[1]	0.73%	1.28%
Return on Average Equity[1]	7.37%	13.12%

Market Value Per Share[2]

Source: Nasdaq.com



$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$35.55
$38.69
$27.45
$25.90
QUARTER ENDED
SEP 30, 2019
DEC 31, 2019
MAR 31, 2020
JUN 30, 2020
$30.00
SECOND QUARTER HIGH
SECOND QUARTER LOW
$22.94

COMPLETE EARNING DETAILS AVAILABLE AT **FRANKLINFIN.COM**

Certain statements appearing herein which are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements refer to a future period or periods, reflecting management's current views as to likely future developments, and use words "may," "will," "expect," "believe," "estimate," "anticipate," or similar terms. Because forward-looking statements involve certain risks, uncertainties and other factors over which Franklin Financial Services Corporation has no direct control, actual results could differ materially from those contemplated in such statements. These factors include (but are not limited to) the following: general economic conditions, changes in interest rates, changes in the Corporation's cost of funds, changes in government monetary policy, changes in government regulation and taxation of financial institutions, changes in the rate of inflation, changes in technology, the intensification of competition within the Corporation's market area, and other similar factors.

We caution readers not to place undue reliance on these forward-looking statements. They only reflect management's analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K.

1-Year to date annualized. 2-At close.

PAGE 4 ■ SUMMER 2020

Franklin Financial Services Corporation F&M TRUST

CLIENT SPOTLIGHT MAINTAINING A LEGACY Midway Bowl Carlisle It’s something of a local staple for Carlisle residents. To Daniel Mowery, though, the bowling alley is part of his family’s legacy. His grandfather purchased the bowling alley in 1957, and it’s been in the family ever since. In 2016, Daniel acquired the family business with assistance from Dave Zimmerman and Kathy Bloss at F&M Trust. “I talked to Dave before I bought it, and gave him a business plan,” Daniel says. “He encouraged me, and helped me get started. I’m grateful for the assistance F&M Trust has given throughout the process.” Part of the plan included creating new year-round business opportunities and fully updating the facility. Renovations included restoring the lanes, revamping the bar, creating an outdoor area, putting in new pool, ping-pong and foosball tables, and installing a golf simulator. F&M Trust supported Daniel at a time when many other banks wouldn’t, and for that he says he is grateful. “F&M Trust stood by the fact that it’s a community bank, and it made the deal happen,” he explains. “It’s been a process, and it’s been very enjoyable. It’s been easier to bank with F&M Trust than it has with other banks. And that’s why I’m still here and will continue to stay with F&M Trust.”. Now that’s Banking Done Your Way. L-R: Dave Zimmerman, Vice President, Senior Relationship Manager, F&M Trust; Daniel Mowery, Owner, Midway Bowl; Kathy Bloss, Assistant Vice President, Commercial Services Portfolio Manager, F&M Trust “ It’s been easier to bank with F&M Trust than it has with other banks.” Daniel Mowery Owner Midway Bowl Your Way SUMMER 2020 PAGE 5

GETTING IN THE We’ve Got Spirit, Yes We Do! We’ve Got Spirit, How ’Bout You? In the true spirit of F&M Trust, we found creative ways to get through quarantine and even have some fun. This quarter, we held our own “Week-End Spirit Days.” Hawaiian shirts, team jerseys, and twin day were just a few of our themes. PAGE 6 SUMMER 2020 Franklin Financial Services Corporation F&M TRUST

SPIRIT TOGETHER Your Way SUMMER 2020 PAGE 7

Helpful Ways

F&M Trust's Relief Efforts Help Local Communities Move Ahead Easier.


FRIENDSHIP
HOSE CO. NO. 1
F&M TRUST

We know that standing together is the strongest way to move ahead. Here is how we're giving back and providing support where it's needed the most.

Last quarter, we donated **$100,000** to COVID-19 relief efforts in Central Pennsylvania. The following regional organizations received relief funds:

- **United Way chapters in Franklin County, Carlisle/Cumberland County, Shippensburg and the Greater Harrisburg/Capital Region**
- **First responders, including fire companies and EMS units that support F&M Trust's 22 community offices across Central Pennsylvania**
- **Fulton County Family Partnership**

Paycheck Protection Program Update:

We are also participating in the Paycheck Protection Program and supporting small businesses through the coronavirus crisis. As of July 28, 2020, there were:

774 LOANS FUNDED

$63,735,280 IN TOTAL DISBURSEMENTS MADE ON PPP LOANS

8,360 JOBS SUPPORTED

Banking Done Your Way ▪ 1.888.264.6116 ▪ fmtrust.bank